SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 1, 2001


                              Sparton Corporation
             (Exact name of registrant as specified in its charter)

Ohio                               0-1000                    38-1054690
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

2400 E Ganson Street
Jackson, Michigan                                            49202
(Address of principal                                        (Zip Code)
executive offices)

                         Registrant's telephone number,
                      including area code: (517) 787-8600


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Item 5   OTHER EVENTS

On June 1, 2001,  Sparton  Corporation  issued  the press  release  attached  as
Exhibit 99 to this Form 8-K relating to the repurchase of shares of its common stock.



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Item 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS


(c)      Exhibits

99       Press release dated June 1, 2001.


                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1936, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:   June 1, 2001                  SPARTON CORPORATION



                                       By: /s/ R. Jan Appel


                                            Its: Secretary

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                                  EXHIBIT INDEX

Exhibit Number                  Document

     99                         Press Release dated June 1, 2001





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FOR IMMEDIATE RELEASE


June 1, 2001                                         Contact:  Rhonda E. Aldrich
                                                                  (517) 787-8600


          Sparton Corporation Announces the Repurchase of Common Stock


(Jackson, Michigan) - June 1, 2001 - Electronics manufacturing services (EMS) provider Sparton Corporation (NYSE:SPA) announced today it has repurchased 78,000 shares of its common stock at $6.63 per share from the Elinor S. Smith Trust.

This action follows a similar one taken in January 2001 to repurchase 180,000 shares of common stock from the John J. Smith Charitable Remainder Unitrust. The shares from both actions are being held as Treasury shares.

Sparton Corporation (NYSE:SPA) now in its 101st year, provides high mix, low to medium volume electronics contract manufacturing services utilizing six manufacturing locations encompassing over 700,000-sq. ft. along with ten alliance partner facilities throughout North America and Europe. In addition to strong core surface mount technology (SMT) and plated through-hole (PTH), printed circuit board assembly (PCBA) and complete assembly manufacturing
capabilities,   Sparton  offers  a  complete  range  of  pre-manufacturing   and
post-manufacturing services. Pre-manufacturing services include product development, concurrent engineering, design for test (DFT), design for manufacturing (DFM), design for assembly (DFA), printed circuit board design and quick-turn prototyping. Post-manufacturing services range from repair depot, direct ship, distribution management to field support.

For any additional information contact Rhonda E. Aldrich, Sparton Corporation at
(517) 787-8600. Additional information is available at http://www.sparton.com.

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